Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Broadway Financial Corporation Reports Second Quarter 2026 Results Reflecting Strong Loan and Deposit Growth and
Enhanced Operating Performance

LOS ANGELES, CA – (BUSINESS WIRE) – July 28, 2026 – Broadway Financial Corporation (“Broadway”, “we”, or the “Company”) (NASDAQ: BYFC), parent company of City First Bank, National Association (the “Bank”, and collectively, with the Company, “City First Broadway”), reported net income attributable to common stockholders of $218 thousand during the second quarter of 2026, compared to net income attributable to common stockholders of $409 thousand for the first quarter of 2026, and net income attributable to common stockholders of $2 thousand for the second quarter of 2025.  Diluted income per common share was $0.02 for the second quarter of 2026, compared to $0.05 per diluted common share for the first quarter of 2026 and $0.00 for the second quarter of 2025.

The Company reported consolidated net income before preferred dividends1 of $968 thousand, or $0.11 per diluted common share, for the second quarter of 2026, compared to $1.2 million, or $0.13 per diluted common share, for the first quarter of 2026, and $752 thousand, or $0.09 per diluted common share, for the second quarter of 2025.

For the first six months of 2026, the Company reported consolidated net income before preferred dividends of $2.1 million, or $0.24 per diluted common share, compared to consolidated net loss before preferred dividends of $1.9 million, or ($0.23) per diluted common share, for the first six months of 2025.

Net income attributable to common stockholders was $627 thousand during the first six months of 2026 after deducting preferred dividends of $1.5 million, compared to net loss attributable to common stockholders of $3.4 million for the first six months of 2025 after deducting preferred dividends of $1.5 million. Diluted income per common share was $0.07 for the first six months of 2026, compared to ($0.39) per diluted loss per common share for the first six months of 2025. Diluted income per common share for the first six months of 2026 reflects preferred dividends of $0.17 per diluted common share, compared to $0.18 per diluted common share for the first six months of 2025.

Second Quarter Highlights
•	Net income before preferred dividends totaled $968 thousand, or $0.11 per diluted common share.
•	Pre-provision net revenue[1] increased 82.2%, or $1.4 million, to $3.0 million from $1.6 million in the prior quarter.
•	Total loans increased $110.0 million, or 10.8%, during the first six months of 2026.
•	Total deposits increased $197.0 million, or 21.5%, during the first six months of 2026.
•	Credit quality remained stable with non-accrual loans to total loans at 0.98% and non-performing assets to total assets at 0.71%.
•	Capital levels remained strong, with a Community Bank Leverage Ratio of 13.20%.

Chief Executive Officer, Brian Argrett commented, “Our second quarter results reflect continued progress in executing our growth strategy while maintaining a disciplined approach to credit, capital, and liquidity management. During the first six months of 2026, total loans increased $110.0 million, or 10.8%, and total deposits increased $197.0 million, or 21.5%, providing additional capacity to support our customers and communities. Operating performance continued to improve during the quarter, with pre-provision net revenue increasing 82.2% to $3.0 million, reflecting the benefits of balance sheet growth and disciplined expense management.”

1 “Net income before preferred dividends”, “pre-provision net revenue”, and “efficiency ratio” are non-GAAP financial measures. A reconciliation of these non-GAAP financial measures and the nearest GAAP measures is provided in the GAAP Reconciliation to Non-GAAP Financial Measures tables that accompany this document.

“The diversification and growth of our funding base supported strong loan growth while maintaining a solid liquidity position. Credit quality remains a key area of focus for management. During the quarter, we established a specific reserve on a non-accrual loan, which increased provision expense. This action reflects our disciplined approach to risk management, while overall portfolio performance remained stable and our capital position continues to provide significant capacity to absorb potential losses.”

“I would like to thank our employees, customers, stockholders, and community partners for their continued trust and support as we work to create long-term value for all stakeholders.”

Quarterly Results of Operations

•
Net Interest Income totaled $9.5 million, representing an increase of $437 thousand, or 4.8%, from net interest income of $9.1 million for the first quarter of 2026.  The increase resulted from a $1.6 million increase in interest income, primarily due to a $1.1 million increase in interest income on loans receivable as a result of an increase in the average balance of loans receivable and a $597 thousand increase in interest income on available-for-sale securities due to an increase in the average balance of available-for-sale securities. These increases in net interest income were partially offset by a $1.2 million increase in interest expense due to a $1.0 million increase in interest expense on deposits, as a result of an increase in the average deposits balance, and a $162 thousand increase in interest expense on borrowings due to an increase in the average borrowing balance.

The net interest margin decreased to 2.65% for the second quarter of 2026 from 2.75% for the first quarter of 2026, due to an increase in the cost of funds, which increased to 3.02% for the second quarter of 2026 from 2.91% for the first quarter of 2026.

•
Provision for Credit Losses was $1.5 million for the three months ended June 30, 2026, compared to $200 thousand for the three months ended March 31, 2026.  This increase was primarily due to the establishment of a specific reserve on a non-accrual loan, in addition to loan growth. Although a specific reserve was established during the quarter, broader portfolio metrics remained relatively stable, with  non-performing assets representing 0.71% of total assets and non-accrual loans at 0.98% of total loans.

The allowance for credit losses (“ACL”) increased to $10.8 million as of June 30, 2026, compared to $9.4 million as of December 31, 2025.

•
Non-interest Income was $950 thousand for the second quarter of 2026, compared to $589 thousand for the first quarter of 2026, representing an increase of $361 thousand, or 61.3%. The increase was due to a $450 thousand loan fee related to the New Market Tax Credit allocation earned in the second quarter of 2026.

•
Non-interest Expense was $7.5 million for the second quarter of 2026, compared to $8.0 million for the first quarter of 2026, representing a decrease of $539 thousand, or 6.7%. The decrease was primarily due to a $633 thousand decrease in compensation and benefits expense and a $136 thousand decrease in information services expense, partially offset by a $213 thousand increase in loan expenses.

•
Income Tax Expense was $330 thousand for the second quarter of 2026 compared to $282 thousand for the first quarter of 2026.  The increase in tax expense reflected an increase of $56 thousand in pre-tax income between the two periods.  The effective tax rate was 22.25% for the second quarter of 2026, compared to 19.76% for the first quarter of 2026.

Year-to-Date Results of Operations

•
Net Interest Income totaled $18.5 million for the first six months of 2026, representing an increase of $2.7 million, or 17.4%, from net interest income of $15.8 million for the first six months of 2025.  The increase resulted from a $4.8 million increase in interest income, primarily due to a $3.4 million increase in interest income on available-for-sale securities, due to an increase in the average rate and balance of available-for-sale securities, and a $1.7 million increase in interest income on loans receivable as a result of an increase in the average balance of loans receivable. Further, interest on borrowings decreased $1.8 million due to decreases in the average rate and balance of borrowings. These increases in net interest income were partially offset by a $3.9 million increase in interest expense on deposits due to an increase in the average deposit rate and balance.

The net interest margin increased to 2.70% for the first six months of 2026 from 2.61% for the first six months of 2025, due to an increase in the average rate earned on interest-earning assets, which increased to 4.95% for the first six months of 2026 from 4.82% for the first six months of 2025, and a decrease in the cost of funds, which decreased to 2.97% for the first six months of 2026 from 3.07% for the first six months of 2025.

•	Provision for Credit Losses was $1.7 million for the first six months of 2026, compared to $1.5 million for the first six months of 2025.

•
Non-interest Income was $1.5 million for the first six months of 2026, compared to $643 thousand for the first six months of 2025, representing an increase of $896 thousand, or 139.3%. The increase was primarily due to $494 thousand of additional earnings on bank owned life insurance and a $450 thousand loan fee related to the New Market Tax Credit allocation earned in the first six months of 2026.

•
Non-interest Expense was $15.5 million for the first six months of 2026, compared to $17.7 million for the first six months of 2025, representing a decrease of $2.2 million, or 12.6%. The decrease was primarily due to a $1.9 million operational loss incurred in the first six months of 2025 as well as a $557 thousand decrease in compensation and benefits expense and a $331 thousand decrease in professional services expense. These decreases in non-interest expenses were partially offset by an increase of $264 thousand in information services expenses and a $264 thousand increase in loan expenses.

•
Income Tax Expense/Benefit was income tax expense of $612 thousand for the first six months of 2026 compared to income tax benefit of $790 thousand for the first six months of 2025.  The increase in tax expense reflected an increase of $5.6 million in pre-tax income between the two periods.  The effective tax rate was 21.03% for the first six months of 2026, compared to 28.87% for the first six months of 2025.

Financial Condition Review

•
Total Assets increased by $218.1 million at June 30, 2026, compared to December 31, 2025, reflecting increases in net loans of $110.0 million, securities available-for-sale of $70.2 million and cash and cash equivalents of $38.4 million. The increase in net loans was due to loan growth and loan purchases and the increase in securities available-for-sale was due to purchases of securities available-for-sale.

•
Loans Held for Investment, Net of the ACL, increased by $110.0 million to $1.1 billion at June 30, 2026, compared to $1.0 billion at December 31, 2025.  The increase was due to loan purchases and growth.

•
Deposits increased by $197.0 million, or 21.5%, to $1.1 billion at June 30, 2026, from $917.6 million at December 31, 2025.  The increase in deposits was attributable to increases of $186.8 million in savings deposits, $50.2 million in certificates of deposit accounts, and $9.2 million in Certificate of Deposit Registry Service (“CDARS”) deposits (CDARS deposits are similar to ICS deposits, but involve certificates of deposit, instead of money market accounts), partially offset by decreases of $42.9 million in liquid deposits (demand, interest checking, and money market accounts) and $6.3 million in Insured Cash Sweep (“ICS”) deposits (ICS deposits are the Bank’s money market deposit accounts in excess of FDIC insured limits whereby the Bank makes reciprocal arrangements for insurance with other banks). As of June 30, 2026, our uninsured deposits, including deposits from City First Bank and other affiliates, represented 47% of our total deposits, compared to 41% as of December 31, 2025.  We leverage our long-standing partnership with IntraFi Deposit Solutions to offer deposit insurance for accounts exceeding the FDIC deposit insurance limit of $250,000.

•	Total Borrowings increased $22.0 million to $94.0 million at June 30, 2026, from $72.0 million at December 31, 2025, due to additional FHLB advances.

Asset Quality

•	Allowance for Credit Losses was 0.95% of total loans held for investment at June 30, 2026, compared to 0.92% at December 31, 2025.

•	Nonperforming Assets remained at $11.2 million at June 30, 2026, unchanged from December 31, 2025.

Capital

•	Stockholders’ equity was $262.3 million, or 16.8% of the Company’s total assets, at June 30, 2026, compared to $262.8 million, or 19.5% of the Company’s total assets, at December 31, 2025.

•
Book Value per Share was $12.11 at June 30, 2026, compared to $12.28 at December 31, 2025. Capital ratios remain strong with a Community Bank Leverage Ratio of 13.20% at June 30, 2026 compared to 14.09% at December 31, 2025.

About Broadway Financial Corporation

Broadway Financial Corporation operates through its wholly-owned banking subsidiary, City First Bank, National Association, which is a leading mission-driven bank that serves low-to-moderate income communities within urban areas in Southern California and the Washington, D.C. market.

City First Bank offers a variety of commercial loan products, services, and depository accounts that support investments in affordable housing, small businesses, and nonprofit community facilities located within low-to-moderate income neighborhoods.  City First Bank is a Community Development Financial Institution, Minority Depository Institution, Certified B Corp, and a member of the Global Alliance of Banking on Values.  The Bank and the City First network of nonprofits, City First Enterprises, Homes By CFE, and City First Foundation, represent the City First branded family of community development financial institutions, which offer a robust lending and deposit platform.

Contacts

Investor Relations
Zack Ibrahim, Chief Financial Officer, (202) 243-7100
Investor.relations@cityfirstbroadway.com

Cautionary Statement Regarding Forward-Looking Information

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995.  All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations or financial condition, business strategy and plans and objectives of management for future operations and capital allocation and structure, are forward-looking statements.  Forward‑looking statements typically include the words “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” “poised,” “optimistic,” “prospects,” “ability,” “looking,” “forward,” “invest,” “grow,” “improve,” “deliver” and similar expressions, but the absence of such words or expressions does not mean a statement is not forward-looking.  These forward‑looking statements are subject to risks and uncertainties, including those identified below, which could cause actual future results to differ materially from historical results or from those anticipated or implied by such statements.  The following factors, among others, could cause future results to differ materially from historical results or from those indicated by forward‑looking statements included in this press release: (1) the level of demand for mortgage and commercial loans, which is affected by such external factors as general economic conditions, market interest rate levels, tax laws, and the demographics of our lending markets; (2) the direction and magnitude of changes in interest rates and the relationship between market interest rates and the yield on our interest‑earning assets and the cost of our interest‑bearing liabilities; (3) the rate and amount of credit losses incurred and projected to be incurred by us, increases in the amounts of our nonperforming assets, the level of our loss reserves and management’s judgments regarding the collectability of loans; (4) changes in the regulation of lending and deposit operations or other regulatory actions, whether industry-wide or focused on our operations, including increases in capital requirements or directives to increase allowances for credit losses or make other changes in our business operations; (5) legislative or regulatory changes, including those that may be implemented by the current administration in Washington, D.C. and the Federal Reserve Board; (6) possible adverse rulings, judgments, settlements and other outcomes of litigation; (7) actions undertaken by both current and potential new competitors; (8) the possibility of adverse trends in property values or economic trends in the residential and commercial real estate markets in which we compete; (9) the effect of changes in general economic conditions; (10) the effect of geopolitical uncertainties; (11) the impact of health crises on our future financial condition and operations; (12) the impact of any volatility in the banking sector due to the failure of certain banks due to high levels of exposure to liquidity risk, interest rate risk, uninsured deposits and cryptocurrency risk; (13) the loss of our CDFI certification could potentially limit our grant income awards; and (14) other risks and uncertainties.  All such factors are difficult to predict and are beyond our control.  Additional factors that could cause results to differ materially from those described above can be found in our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K or other filings made with the SEC and are available on our website at http://www.cityfirstbank.com and on the SEC’s website at http://www.sec.gov.

Forward-looking statements in this press release speak only as of the date they are made, and we undertake no obligation, and do not intend, to update these forward-looking statements to reflect events or circumstances occurring after the date of this press release, except to the extent required by law.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

BROADWAY FINANCIAL CORPORATION
Consolidated Statements of Financial Condition
(In thousands, except share and per share amounts)

	June 30, 2026	December 31, 2025
	(Unaudited)
Assets:
Cash and due from banks	$2,135	$1,676
Interest-bearing deposits in other banks	46,770	8,831
Cash and cash equivalents	48,905	10,507
Securities available-for-sale, at fair value (amortized cost of $337,681 and $265,371)	327,030	256,835
Loans receivable held for investment, net of allowance of $10,799 and $9,424	1,126,539	1,016,540
Accrued interest receivable	6,746	5,999
Federal Home Loan Bank (FHLB) stock	5,464	4,417
Federal Reserve Bank (FRB) stock	3,543	3,543
Office properties and equipment, net	8,782	8,732
Bank owned life insurance	24,179	23,663
Deferred tax assets, net	7,312	6,711
Core deposit intangible, net	1,308	1,460
Other assets	3,891	7,162
Total assets	$1,563,699	$1,345,569
Liabilities and equity
Liabilities:
Deposits	$1,114,651	$917,603
Securities sold under agreements to repurchase	81,928	80,773
Borrowings	94,000	72,000
Accrued expenses and other liabilities	10,639	12,236
Total liabilities	1,301,218	1,082,612
Equity:
Non-Cumulative Redeemable Perpetual Preferred stock, Series C; authorized 150,000 shares at June 30, 2026 and December 31, 2025; issued and outstanding 150,000 shares at June 30, 2026 and December 31, 2025; liquidation value $1,000 per share	150,000	150,000
Common stock, Class A, $0.01 par value, voting; authorized 75,000,000 shares at June 30, 2026 and December 31, 2025; issued 6,502,886 shares at June 30, 2026 and 6,409,760 shares at December 31, 2025; outstanding 6,175,658 shares at June 30, 2026 and 6,082,532 shares at December 31, 2025	65	64
Common stock, Class B, $0.01 par value, non-voting; authorized 15,000,000 shares at June 30, 2026 and December 31, 2025; issued and outstanding 1,425,404 shares at June 30, 2026 and December 31, 2025	14	14
Common stock, Class C, $0.01 par value, non-voting; authorized 25,000,000 shares at June 30, 2026 and December 31, 2025; issued and outstanding 1,672,562 at June 30, 2026 and December 31, 2025	17	17
Additional paid-in capital	143,494	143,194
Accumulated deficit	(14,611)	(15,238)
Unearned Employee Stock Ownership Plan (ESOP) shares	(3,743)	(3,869)
Accumulated other comprehensive loss, net of tax	(7,606)	(6,105)
Treasury stock-at cost, 327,228 shares at June 30, 2026 and at December 31, 2025	(5,326)	(5,326)
Total Broadway Financial Corporation and Subsidiary equity	262,304	262,751
Non-controlling interest	177	206
Total liabilities and equity	$1,563,699	$1,345,569

The following table sets forth the consolidated statements of operations for the three and six months ended June 30, 2026 and 2025.

BROADWAY FINANCIAL CORPORATION
Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Interest income:
Interest and fees on loans receivable	$14,353	$13,287	$12,825	$27,640	$25,942
Interest on available-for-sale securities	3,210	2,613	1,171	5,823	2,379
Other interest income	240	309	401	549	877
Total interest income	17,803	16,209	14,397	34,012	29,198

Interest expense:
Interest on deposits	6,985	5,990	4,879	12,975	9,078
Interest on borrowings	1,328	1,166	1,763	2,494	4,320
Total interest expense	8,313	7,156	6,642	15,469	13,398

Net interest income	9,490	9,053	7,755	18,543	15,800
Provision for (recapture of) credit losses	1,481	200	(454)	1,681	1,460
Net interest income after provision for (recapture of) credit losses	8,009	8,853	8,209	16,862	14,340

Non-interest income:
Service charges	44	44	41	88	84
Grants	23	107	105	130	130
Earnings on bank owned life insurance	261	255	11	516	22
Management fees	475	14	37	489	87
Other	147	169	161	316	320
Total non-interest income	950	589	355	1,539	643

Non-interest expense:
Compensation and benefits	4,253	4,886	4,412	9,139	9,696
Occupancy expense	458	508	485	966	1,025
Information services	804	940	774	1,744	1,480
Professional services	571	586	788	1,157	1,488
Advertising and promotional expense	56	124	61	180	107
Supervisory costs	179	185	156	364	349
Corporate insurance	56	55	66	111	133
Amortization of core deposit intangible	76	76	79	152	158
Operational loss	-	-	-	-	1,943
Other	1,023	655	701	1,678	1,340
Total non-interest expense	7,476	8,015	7,522	15,491	17,719

Income (loss) before income taxes	1,483	1,427	1,042	2,910	(2,736)
Income tax expense (benefit)	330	282	296	612	(790)
Net income (loss)	1,153	1,145	746	2,298	(1,946)
Less: Net income (loss) attributable to non-controlling interest	185	(14)	(6)	171	(9)
Net income (loss) attributable to Broadway Financial Corporation	968	1,159	752	2,127	(1,937)
Less: Preferred stock dividends	750	750	750	1,500	1,500
Net income (loss) attributable to common stockholders	$218	$409	$2	$627	$(3,437)

Earnings (loss) per common share-basic	$0.02	$0.05	$0.00	$0.07	$(0.39)
Earnings (loss) per common share-diluted	$0.02	$0.05	$0.00	$0.07	$(0.39)

The following tables set forth the average balances, average yields and costs for the periods indicated. All average balances are daily average balances.  The yields set forth below include the effect of deferred loan fees, and discounts and premiums that are amortized or accreted to interest income or expense.

BROADWAY FINANCIAL CORPORATION
Consolidated Averages, Interest Yields and Rates (Unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended			Three Months Ended			Three Months Ended
	30-Jun-26			31-Mar-26			30-Jun-25
Assets
Interest-earning assets:
Interest-bearing deposits	$13,380	$120	3.60%	$22,560	$201	3.61%	$24,132	$266	4.42%
Securities	312,186	3,210	4.12%	265,415	2,613	3.99%	182,351	1,171	2.58%
Loans receivable (1)	1,101,866	14,353	5.22%	1,039,076	13,287	5.19%	989,861	12,825	5.20%
FRB and FHLB stock (2)	7,530	120	6.39%	6,642	108	6.59%	7,473	135	7.25%
Total interest-earning assets	1,434,962	$17,803	4.98%	1,333,693	$16,209	4.93%	1,203,817	$14,397	4.80%
Non-interest-earning assets	42,246			42,377			48,563
Total assets	$1,477,208			$1,376,070			$1,252,380

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Money market deposits	$175,103	$942	2.16%	$191,248	$1,047	2.22%	$133,930	$336	1.01%
Savings deposits	244,794	2,213	3.63%	102,463	631	2.50%	46,762	61	0.52%
Interest checking and other demand deposits	262,783	1,447	2.21%	264,446	1,619	2.48%	251,146	1,975	3.15%
Certificate accounts	281,036	2,383	3.40%	313,330	2,693	3.49%	270,424	2,507	3.72%
Total deposits	963,716	6,985	2.91%	871,487	5,990	2.79%	702,262	4,879	2.79%
FHLB Borrowings	62,884	614	3.92%	44,072	421	3.87%	94,795	1,126	4.76%
Other borrowings	77,553	714	3.69%	82,359	745	3.67%	69,721	637	3.66%
Total borrowings	140,437	1,328	3.79%	126,431	1,166	3.74%	164,516	1,763	4.30%
Total interest-bearing liabilities	1,104,153	$8,313	3.02%	997,918	$7,156	2.91%	866,778	$6,642	3.07%
Non-interest-bearing liabilities	109,709			113,688			101,461
Stockholders’ equity	263,346			264,464			284,141
Total liabilities and stockholders’ equity	$1,477,208			$1,376,070			$1,252,380

Net interest rate spread (3)		$9,490	1.96%		$9,053	2.02%		$7,755	1.72%
Net interest rate margin (4)			2.65%			2.75%			2.58%
Ratio of interest-earning assets to interest-bearing liabilities			129.96%			133.65%			138.88%

(1)	Amount includes non-accrual loans.
(2)	FHLB is Federal Home Loan Bank.
(3)	Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(4)	Net interest rate margin represents net interest income as a percentage of average interest-earning assets.

	For the Six Months Ended
	June 30, 2026			June 30, 2025
	(Dollars in thousands) (Unaudited)
	Average Balance	Interest	Average Yield	Average Balance	Interest	Average Yield
Assets
Interest-earning assets:
Interest-earning deposits	$17,945	$321	3.61%	$26,532	$578	4.39%
Securities	288,930	5,823	4.06%	189,368	2,379	2.53%
Loans receivable (1)	1,070,644	27,640	5.21%	996,757	25,942	5.25%
FRB and FHLB stock (2)	7,089	228	6.49%	9,320	299	6.47%
Total interest-earning assets	1,384,608	$34,012	4.95%	1,221,977	$29,198	4.82%
Non-interest-earning assets	42,310			49,364
Total assets	$1,426,918			$1,271,341

Liabilities and Equity
Interest-bearing liabilities:
Money market deposits	$183,131	$1,989	2.19%	$126,557	$593	0.94%
Savings deposits	174,022	2,844	3.30%	47,732	129	0.54%
Interest checking and other demand deposits	263,610	3,066	2.35%	253,384	3,886	3.09%
Certificate accounts	297,093	5,076	3.45%	247,498	4,470	3.64%
Total deposits	917,856	12,975	2.85%	675,171	9,078	2.71%
FHLB Borrowings	53,531	1,035	3.90%	137,406	3,082	4.52%
Other borrowings	79,942	1,459	3.68%	68,453	1,238	3.65%
Total borrowings	133,473	2,494	3.77%	205,859	4,320	4.23%
Total interest-bearing liabilities	1,051,329	$15,469	2.97%	881,030	$13,398	3.07%
Non-interest-bearing liabilities	111,687			105,028
Equity	263,902			285,283
Total liabilities and equity	$1,426,918			$1,271,341

Net interest rate spread (3)		$18,543	1.99%		$15,800	1.75%
Net interest rate margin (4)			2.70%			2.61%
Ratio of interest-earning assets to interest-bearing liabilities			131.70%			138.70%

(1)	Amount includes non-accrual loans.
(2)	FHLB is Federal Home Loan Bank.
(3)	Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(4)	Net interest rate margin represents net interest income as a percentage of average interest-earning assets.

The following table sets forth selected financial data and ratios for the quarters and six months noted below.

BROADWAY FINANCIAL CORPORATION
Selected Financial Data and Ratios  (Unaudited)
(Dollars in thousands, except per share data)

		Three Months Ended				Six Months Ended
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	June 30, 2026	June 30, 2025
Balance Sheets at Period Ended:
Total gross loans	$1,137,338	$1,068,771	$1,025,964	$1,023,483	$986,944	$1,137,338	$986,944
Allowance for credit losses	10,799	9,509	9,424	10,339	9,880	10,799	9,880
Investment securities	327,030	284,103	256,835	244,005	177,977	327,030	177,977
Total assets	1,563,699	1,426,065	1,345,569	1,335,565	1,247,517	1,563,699	1,247,517
Total deposits	1,114,651	1,073,056	917,603	849,205	798,922	1,114,651	798,922
Total shareholders’ equity	262,304	262,480	262,751	261,687	284,679	262,304	284,679

Profitability for Period Ended:
Interest income	$17,803	$16,209	$16,293	$15,791	$14,397	$34,012	$29,198
Interest expense	8,313	7,156	7,563	7,174	6,642	15,469	13,398
Net interest income	9,490	9,053	8,730	8,617	7,755	18,543	15,800
Provision for (recapture of) credit losses	1,481	200	47	679	(454)	1,681	1,460
Non-interest income	950	589	687	422	355	1,539	643
Non-interest expenses	7,476	8,015	7,946	31,518	7,522	15,491	17,719
Income (loss) before income taxes	1,483	1,427	1,424	(23,158)	1,042	2,910	(2,736)
Income tax expense (benefit)	330	282	392	736	296	612	(790)
Net income (loss)	1,153	1,145	1,032	(23,894)	746	2,298	(1,946)
Less: Net income (loss) attributable to non- controlling interest	185	(14)	7	(11)	(6)	171	(9)
Net income (loss) attributable to Broadway Financial Corporation	968	1,159	1,025	(23,883)	752	2,127	(1,937)
Less: Preferred stock dividends	750	750	750	750	750	1,500	1,500
Net income (loss) attributable to common stockholders	$218	$409	$275	$(24,633)	$2	$627	$(3,437)

Financial Performance:
Return (loss) on average assets (annualized)	0.06%	0.12%	0.08%	(7.48)%	0.00%	0.09%	(0.49)%
Return (loss) on average equity (annualized)	0.34%	0.63%	0.41%	(34.12)%	0.00%	0.48%	(2.43)%
Net interest margin	2.65%	2.75%	2.62%	2.72%	2.58%	2.70%	2.61%
Efficiency ratio[1]	71.61%	83.13%	84.38%	348.69%	92.75%	77.14%	107.76%

Per Share Data:
Book value per share	$12.11	$12.10	$12.28	$12.17	$14.65	$12.11	$14.65
Weighted average common shares (basic)	8,679,800	8,597,291	8,639,459	8,617,707	8,622,891	8,636,143	8,557,745
Weighted average common shares (diluted)	8,874,673	8,816,188	8,639,459	8,617,707	8,808,467	8,845,593	8,557,745
Common shares outstanding at end of period	9,273,624	9,298,949	9,180,498	9,180,760	9,195,909	9,273,624	9,195,909

Financial Measures:
Loans to assets	72.73%	74.95%	76.25%	76.63%	79.11%	72.73%	79.11%
Loans to deposits	102.04%	99.60%	111.81%	120.52%	123.53%	102.04%	123.53%
Allowance for credit losses to total loans	0.95%	0.89%	0.92%	1.01%	1.00%	0.95%	1.00%
Allowance for credit losses to total non- accrual loans	96.74%	82.97%	84.38%	76.36%	182.02%	96.74%	182.02%
Non-accrual loans to total loans	0.98%	1.07%	1.09%	1.32%	0.55%	0.98%	0.55%
Non-performing assets to total assets	0.71%	0.80%	0.83%	1.01%	0.44%	0.71%	0.44%
Net charge-offs (recoveries) to average total loans	0.03%	-	0.11%	-	-	0.03%	-

Average Balance Sheets:
Total loans	$1,101,866	$1,039,076	$1,050,757	$993,090	$989,861	$1,070,644	$996,757
Investment securities	312,186	265,415	246,662	206,224	182,351	288,930	189,368
Total assets	1,477,208	1,376,070	1,361,026	1,306,782	1,252,380	1,426,918	1,271,341
Total deposits	963,716	871,487	775,913	746,143	702,262	917,857	675,171
Total shareholders’ equity	263,346	264,464	263,266	286,458	284,141	263,902	285,283

In addition to results presented in accordance with U.S. generally accepted accounting principles (“GAAP”), management considers various non-GAAP measures when evaluating the performance of the business, including diluted earnings per common share before dividends, pre-provision net revenue, efficiency ratio, and tangible book value.  Management believes these non-GAAP measures provide useful supplemental information to investors because they assist investors in understanding how  management  evaluates operating performance and makes day-to-day operating decisions.

The following table sets forth a GAAP to Non-GAAP reconciliation of financial measures for the quarters and six months noted below.

BROADWAY FINANCIAL CORPORATION AND SUBSIDIARY
GAAP Reconciliation to Non-GAAP Financial Measures (Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30, 2026	March 31, 2026	June 30, 2026
Net income before preferred dividends and Earnings per common share - diluted before preferred dividends:
Net income attributable to common shareholders	$218	$2	$627
Add: Preferred stock dividends	750	750	1,500
Net income before preferred dividends	$968	$752	$2,127

Weighted average common shares outstanding for diluted earnings per common share	8,874,673	8,808,467	8,845,593
Earnings per common share - diluted before preferred dividends	$0.11	$0.09	$0.24

Pre-provision net revenue:
Net interest income	$9,490	$9,053	$18,543
Non-interest income	950	589	1,539
Less: Non-interest expense	7,476	8,015	15,491
Pre-provision net revenue	$2,964	$1,627	$4,591

Efficiency ratio:
Net interest income	$9,490	$9,053	$18,543
Non-interest income	950	589	1,539
Operating revenue	10,440	9,642	20,082
Non-interest expense	$7,476	$8,015	$15,491

Efficiency ratio	71.61%	83.13%	77.14%

	Common Equity	Shares	Per Share
	Capital	Outstanding	Amount
Tangible book value:
June 30, 2026
Common book value	$112,304	9,273,624	$12.11
Less:
Net unamortized core deposit intangible	1,308
Tangible book value	$110,996	9,273,624	$11.97

December 31, 2025
Common book value	$112,751	9,180,498	$12.28
Less:
Net unamortized core deposit intangible	1,460
Tangible book value	$111,291	9,180,498	$12.12

Diluted earnings per common share before preferred dividends represents diluted earnings per share adjusted to exclude the impact of preferred stock dividends. Management considers this information useful to investors because it provides additional perspective on the earnings available from the Company’s operating activities and facilitates comparisons across reporting periods.

Pre-provision net revenue is calculated by subtracting noninterest expenses from the sum of net interest income and noninterest income. Management considers this information useful to investors because it provides supplemental information regarding the Company’s ability to generate earnings through its business activities before consideration of the provision for credit losses, which can vary significantly from period to period.

Efficiency ratio represents noninterest expense divided by the sum of net interest income and noninterest income, excluding certain non-core items, as applicable.  Management considers this information useful to investors as it provides supplemental information regarding the relationship between operating expenses and revenue generation.

The Company calculates tangible book value per common share by dividing tangible common equity by common shares outstanding. Tangible common equity is calculated as common shareholders’ equity less goodwill and other intangible assets.
Management believes this measure is useful to investors as tangible equity is a measure that is consistent with the calculation of capital for bank regulatory purposes, which excludes intangible assets from the calculation of risk based ratios, and provides a meaningful assessment of capital adequacy and facilitates comparisons with other financial institutions.